                                                                   Exhibit 99



[ENGINEERED SUPPORT SYSTEMS, INC. logo]
                      -------------------------------------------------------
                               201 Evans Lane  o  St. Louis, MO 63121-1126


For further information, please contact
Gary C. Gerhardt
(314) 553-4982

                             ENGINEERED SUPPORT
                      ANNOUNCES SECOND QUARTER RESULTS;
                  REVISES FULL YEAR 2005 EARNINGS GUIDANCE

o  QUARTERLY REVENUES UP 25% TO A RECORD $263.8 MILLION

o  QUARTERLY NET EARNINGS FROM CONTINUING OPERATIONS INCREASE 10% TO
   $20.1 MILLION

o  SECOND QUARTER EPS FROM CONTINUING OPERATIONS OF $.46 VS. $.44 IN 2004

o  REVISES FULL YEAR 2005 REVENUE AND EARNINGS GUIDANCE

ST. LOUIS, MO. - JUNE 1, 2005 - ENGINEERED SUPPORT SYSTEMS, INC. (Nasdaq:
EASI) reported record net revenues of $263.8 million for the quarter ended April 30, 2005, an increase of 25% compared to the second quarter last year. Net earnings from continuing operations of $20.1 million, or $.46 per diluted share on a post-split basis, for the second quarter of 2005 compared favorably to the $18.3 million, or $.44 per diluted share (post-split), for the second quarter last year. The recently completed quarter's results were affected by temporary production delays and increased estimated costs related to one of the Company's major defense programs, the Deployable Power Generation and Distribution System (DPGDS). As a result, pre-tax income from continuing operations was negatively impacted by a combined amount of approximately $8 million during the current period compared to the earnings levels previously forecasted by the Company for the second quarter of 2005, according to GERALD A. POTTHOFF, VICE CHAIRMAN AND CEO.

Second quarter operating income from continuing operations of $33.3 million increased 11% from $30.0 million reported for the second quarter in the prior year. As a percentage of net revenues, operating income from continuing operations was 12.6% for the most recently completed quarter as compared to 14.3% for the second quarter of fiscal 2004. Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the current quarter rose 12% to $38.4 million, or 14.6% of net revenues.

Quarterly net revenue growth resulted from overall increases at existing business units with more recently acquired subsidiaries, Prospective Computer Analysts, or PCA (purchased January 7, 2005), and Spacelink International LLC, or Spacelink (purchased effective February 1, 2005), adding a combined $25.4 million of incremental revenues during the second quarter of 2005. Quarterly net revenues for the DPGDS program of $8.5 million were approximately $2 million lower than those for the second quarter of the prior year, but, more notably, were substantially below the program's expected revenue level for the second quarter of 2005 due to certain production delays as explained below.

Net income from continuing operations for the second quarter advanced 10% to $20.1 million (7.6% of net revenues) compared to $18.3 million (8.7% of net revenues) for the second quarter last year. Reduced profit contributions during the recently completed quarter from the DPGDS program were largely offset by net earnings growth in the Company's other existing business areas combined with the inclusion of results for the recent acquisitions of PCA and Spacelink.

The second quarter's financial results reflect the impact of production delays combined with increased estimated costs on its DPGDS program, a large, mobile power generation system used by military forces deployed around the globe. The Company has addressed the underlying causes of performance issues with the primary power units, a key component of the DPGDS, and is in the process of implementing a remediation plan. Program revenues and operating profit contributions of approximately $26 million and $9 million, respectively, had been previously expected to be derived from the DPGDS program for the second quarter of 2005. However, the combination of the curtailment of primary power unit production during the second quarter, which resulted in a negative impact on operating profit of approximately $5 million, combined with increased estimated costs of nearly $3 million required for the extensive testing and retrofit costs of fielded units, contributed to diminished overall profitability for the period.

Pending the timely and successful implementation of its identified solutions, management expects that the DPGDS program will return to full rate production early in the fourth quarter of 2005. Accordingly, the Company has revised its revenue and earnings expectations for fiscal 2005 to reflect these and other recent business developments as further explained below.

Potthoff stated, "Although our second quarter produced overall solid revenue growth in several areas of our business, the impact on earnings of the temporary DPGDS production curtailment and the estimated retrofit costs proved too significant an obstacle to overcome on such a short-term basis. Even with the DPGDS revenue shortfall included within our results for the current period, organic revenue growth was still in excess of 13% for the second quarter of 2005 with contributions from Spacelink and PCA adding another 12% to our recurring revenue base. Likewise, operating earnings from continuing operations for the second quarter would have been substantially higher absent the negative impact of the DPGDS program - financial performance much more indicative of the Company's longer term trends."

Also during the second quarter of 2005, the Company settled the previously reported arbitration with the purchasers of its discontinued Plastics business unit disposed of in April 2003. The settlement resulted in the modification of the terms of the Company's note receivable from the buyers to include the suspension of interest charges and payments for an 18-month period, extension of the note's repayment term to a balloon payment now due in April 2009 and the release of the underlying real estate collateral securing the note. Due to the above developments, the Company recorded an after-tax, non-cash charge of $1.0 million, or $.02 per diluted share (post-split), during the second quarter of 2005 to reserve for potential uncollectibility of the note. This charge was reflected within the discontinued operations section of the Company's unaudited statements of operations in the financial information accompanying this release.

During the second quarter a total of $137.4 million was used to fund the upfront cash portion of the Spacelink acquisition, which was provided from available funds and borrowings under the Company's expanded line of credit agreement. Free cash flow of $31 million during the second quarter reflected solid earnings combined with a decrease in net working capital levels. Free cash flow of approximately $75 million is now expected for the full fiscal year, despite the temporary programmatic impact of the DPGDS contract.

For the first six months of 2005, net income from continuing operations totaled $40.7 million, or $.95 per diluted share (post-split), compared to $34.1 million, or $.82 per diluted share (post-split), for the first six months of 2004. Net revenues for the first half of 2005 were $497.3 million compared to $405.3 million for the first six months of the prior year.

BUSINESS SEGMENT RESULTS

For the second quarter, the Support Systems segment reported net revenues of $126.7 million compared to $130.0 million (prior to the elimination of inter-segment revenues in each period) for the second quarter in the prior year, a 3% decrease. Net revenues for the segment reflected additional work on several Support Systems programs during the recently completed quarter including the refurbishment of M1000 Heavy Equipment Transporters and intersegment revenues for vehicle add-on armor kits. Offsetting these increases were lower revenues on the Tunner 60-K Aircraft Cargo Loader (Tunner) as the production phase of this long-term program wound down during the recently completed quarter as well as reduced deliveries of MSTAR perimeter security systems as a large base security subcontract with Northrop Grumman was completed late last fiscal year. The inclusion of the post-acquisition revenues for PCA contributed $4.1 million in net revenues during the period.

Second quarter operating income for the Support Systems segment declined to $24.2 million (19.1% of segment net revenues) compared to $28.3 million (21.8% of segment net revenues) for the second quarter of last year. The slight drop in revenues and a change in business mix away from certain relatively higher margin programs such as Tunner and MSTAR led to the overall lower operating performance for the Support Systems segment.

Net revenues of the Support Services segment for the second quarter increased 73% to $150.1 million compared to $86.5 million (prior to the elimination of inter-segment revenues in each period) for the second quarter of 2004 due both to overall organic growth and acquisitions. Additional satellite communications support business and expansion of vehicle add-on armor kit activities were partially offset by relatively lower revenues on the DPGDS program compared to the second quarter of the prior year. The inclusion of post-acquisition net revenues for Spacelink accounted for $21.3 million of the quarter-over-quarter increase for the Support Services segment.

Second quarter operating income for the Support Services segment was $9.1 million (6.0% of segment net revenues) compared to $1.7 million (1.9% of segment net revenues) for the second quarter of last year. Segment operating profit for the second quarter of 2004 was abnormally low due to the inclusion of a significant amount of lower margin "pass-through" revenues on certain contracts as well as $2.2 million in non-cash amortization charges for customer-related intangibles from the May 2003 acquisition of TAMSCO. Services segment profit margins for the recently completed quarter were negatively impacted as a result of the temporary production delays and increased estimated costs on the DPGDS program totaling a combined $8 million from levels previously forecasted by the Company for the second quarter of 2005.

REVISED OUTLOOK FOR 2005

As a result of the foregoing, the Company now forecasts consolidated net revenues for the full fiscal year 2005 of between $1.02 billion and $1.05 billion, which includes contributions from its three most recently completed acquisitions, PCA, Spacelink and Mobilized Systems, Inc., or MSI (acquired effective May 1, 2005). However, as a result of reduced revenue and earnings contributions from the DPGDS program, net earnings from continuing operations are now expected to be in the range of $2.00 to $2.03 per fully diluted share (post-split) versus the Company's previous guidance of between $2.09 and $2.12 per share (post-split). The revised earnings forecast compares favorably to the Company's record earnings level for fiscal 2004.

"Although obviously disappointed with these recent developments," Potthoff continued, "I remain very encouraged about how our team has actively addressed the DPGDS performance issues with the customer. And, having laid out a clear path forward, I fully believe the future of that program to be bright indeed. Unfortunately, until DPGDS reliability testing is completed and work recommences later this summer, our financial performance for the second half of 2005 will continue to be negatively impacted to a degree. We continue to work closely with our strongly supportive military customers to resolve any remaining performance issues on the program and are looking forward to getting back into full production on the primary power units at our West Plains facility as soon as possible. We remain committed to providing the U.S. military not just an acceptable product, but an optimum capability for expeditionary power generation and distribution on the battlefield."

The Company's revised net revenues and earnings forecast reflects the impact of several new business opportunities recently developed in various areas including vehicle add-on armor kits, the repair and replacement of military support equipment and telecommunications support activities. These increases have partially offset the temporary unfavorable impact of the DPGDS program which is expected to be largely mitigated by the end of the current year. The recent enactment of the $82 billion 2005 Supplemental spending bill may positively impact the Company's currently forecasted fiscal 2005 results, but any incremental spending would have much more bearing on its financial results for fiscal 2006 and future years pending the timing of any contract awards thereunder.

ENTERED ORDERS AND BACKLOG

For the first half of 2005 entered orders totaled $453 million, resulting in a quarter-end funded contract backlog of $599 million. Due to a series of recent multi-year contract awards, total backlog including primarily unfunded options on long-term contracts has risen to a record $2.1 billion at April 30, 2005. Including recent acquisitions and the expected timely resolution of the performance issues surrounding the DPGDS program, the Company continues to target fiscal 2005 entered orders of approximately $1.1 billion with a significant amount of contract funding activity expected to occur in the second half of the year.

Potthoff stated, "As our shareholders have seen via our recent contract announcements, several of the new, multi-year program opportunities we've been pursuing for some time have now been captured, which will add substantially to our future business base. Various newly funded initiatives involving the reset, or recapitalization, of the vast array of equipment being utilized in Southwest Asia have recently come to the fore as well with strong activity in this area expected going forward.

We remain very confident of the prospects for continued, profitable growth for Engineered Support for the foreseeable future, obstacles such as the pending DPGDS reliability testing notwithstanding. Our capabilities are vast and ever-expanding, our positioning in the military sustainment arena is unique and our overall track record for the capture and execution of programs to meet our customers' vital needs has been exceptional. That is a winning combination for success which will endure the temporary setback we are faced with today," Potthoff concluded.

In conjunction with this release, Engineered Support Systems will host a conference call which will be simulcast over the Internet. Gerald A. Potthoff, Vice Chairman and CEO, Gary C. Gerhardt, Vice Chairman and CFO, and Daniel A. Rodrigues, President and COO will host the call, which is scheduled for today, June 1, 2005 at 11 a.m. EDT. Listeners can access the conference call live via the Company's website at www.engineeredsupport.com. The webcast will be archived online available one hour after completion of the call.

Engineered Support Systems, Inc. designs, manufactures and supplies integrated military electronics, support equipment and technical and logistics services for all branches of America's armed forces and certain foreign militaries, homeland security forces and selected government and intelligence agencies. The Company also produces specialized equipment and systems for commercial and industrial applications.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement. Important factors which could cause the Company's actual results to differ materially from those projected in, or inferred by, forward-looking statements include, but are not limited to, the following: the decision of any of the Company's key customers, including the U.S. government, to reduce or terminate orders with the Company; cutbacks in defense spending by the U.S. government; increased competition in the Company's markets; the Company's ability to achieve and integrate acquisitions; and other risks discussed in the Company's reports filed with the Securities and Exchange Commission from time to time.

                                                  6


                                    ENGINEERED SUPPORT SYSTEMS, INC.
                                        SUMMARY FINANCIAL DATA
                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                             (UNAUDITED)

                                                      THREE MONTHS ENDED           SIX MONTHS ENDED
                                                            APRIL 30                   APRIL 30
                                                    ----------------------      ---------------------
                                                      2005          2004         2005          2004
                                                      ----          ----         ----          ----

Net Revenues from Continuing Operations             $263,768      $210,136     $497,301      $405,266
                                                    ========      ========     ========      ========

EBITDA From Continuing Operations*                  $ 38,428      $ 34,428     $ 74,607      $ 62,940

Depreciation and Amortization                          5,151         4,432        8,340         6,701
                                                    --------      --------     --------      --------

Operating Income from Continuing
   Operations                                         33,277        29,996       66,267        56,239

Net Interest Expense                                     870           203          616           847

Income Tax Provision                                  12,314        11,470       24,947        21,326
                                                    --------      --------     --------      --------

Net Income from Continuing Operations                 20,093        18,323       40,704        34,066

Net Loss on Discontinued Operations                    1,048             -        1,048             -
                                                    --------      --------     --------      --------

Net Income                                          $ 19,045      $ 18,323     $ 39,656      $ 34,066
                                                    ========      ========     ========      ========

Basic Earnings per Share:
   Continuing Operations                            $   0.49      $   0.47     $   1.00      $   0.89
   Discontinued Operations                             (0.03)            -        (0.03)            -
                                                    --------      --------     --------      --------
   Total                                            $   0.46      $   0.47     $   0.97      $   0.89
                                                    ========      ========     ========      ========

Diluted Earnings per Share:
   Continuing Operations                            $   0.46      $   0.44     $   0.95      $   0.82
   Discontinued Operations                             (0.02)            -        (0.03)            -
                                                    --------      --------     --------      --------
   Total                                            $   0.44      $   0.44     $   0.92      $   0.82
                                                    ========      ========     ========      ========

* Earnings before interest, income taxes, depreciation and amortization.

(1) All share and per share amounts have been adjusted to reflect a 3-for-2 stock split as of April 15, 2005.

                                                   7


                                   ENGINEERED SUPPORT SYSTEMS, INC.
                                        SUMMARY FINANCIAL DATA
                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                              (UNAUDITED)

                                                      THREE MONTHS ENDED           SIX MONTHS ENDED
                                                            APRIL 30                   APRIL 30
                                                    ----------------------      ---------------------
                                                      2005          2004         2005          2004
                                                      ----          ----         ----          ----

EBITDA From Continuing Operations*                  $ 38,428      $ 34,428      $ 74,607     $ 62,940

Net Interest Expense                                    (870)         (203)         (616)        (847)

Income Tax Provision                                 (12,314)      (11,470)      (24,947)     (21,326)

Net Decrease (Increase) in Working
   Capital and Other Assests                           8,394        21,601       (18,929)     (20,099)
                                                    --------      --------      --------     --------

Net Cash Provided By Continuing
   Operations                                       $ 33,638      $ 44,356      $ 30,115     $ 20,668
                                                    ========      ========      ========     ========

* Earnings before interest, income taxes, depreciation and amortization (EBITDA) is, in the opinion of Company management, a valuable analytical tool useful by both the Company and the investment community in determining financial performance relative to the Compay's historial results of operations, as well as those of its peers. EBITDA is a non-GAAP finanical measure.

                                                                    8

                                                    ENGINEERED SUPPORT SYSTEMS, INC.
                                              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                               (UNAUDITED)

                                                      THREE MONTHS ENDED                         SIX MONTHS ENDED
                                                            APRIL 30                                 APRIL 30
                                                    ----------------------                     ---------------------
                                                      2005          2004         % CHANGE        2005          2004        % CHANGE
                                                      ----          ----         --------        ----          ----        --------

Net revenues                                        $263,768      $210,136         25.5%         $497,301     $405,266       22.7%
Cost of revenues                                     203,444       156,711         29.8%          379,433      305,570       24.2%
                                                    --------      --------                       --------     --------
Gross profit                                          60,324        53,425         12.9%          117,868       99,696       18.2%
Selling, general and administrative expense           27,068        23,389         15.7%           51,621       43,386       19.0%
Restructuring expense                                      -            39                              -           66
Gain (loss) on sale of assets                             21            (1)                            20           (5)
                                                    --------      --------                       --------     --------
Operating income from continuing operations           33,277        29,996         10.9%           66,267       56,239       17.8%
Net interest expense                                     870           203        328.6%              616          847      (27.3)%
                                                    --------      --------                       --------     --------
Income from continuing operations                     32,407        29,793          8.8%           65,651       55,392       18.5%
Income tax provision                                  12,314        11,470          7.4%           24,947       21,326       11.7%
                                                    --------      --------                       --------     --------
Net income from continuing operations                 20,093        18,323          9.7%           40,704       34,066       19.5%

Discontinued operations:
   Estimated loss on disposal,
      net of income tax                                1,048             -                          1,048            -
                                                    --------      --------                       --------     --------
   Net income                                       $ 19,045      $ 18,323          3.9%         $ 39,656     $ 34,066       16.4%
                                                    ========      ========                       ========     ========

Basic earnings per share (1):
   Continuing operations                            $   0.49      $   0.47          4.3%         $   1.00     $   0.89       12.4%
   Discontinued operations                             (0.03)            -                          (0.03)           -
                                                    --------      --------                       --------     --------
   Total                                            $   0.46      $   0.47         (2.1)%        $   0.97     $   0.89        9.0%
                                                    ========      ========                       ========     ========

Diluted earnings per share (1):
   Continuing operations                            $   0.46      $   0.44          4.5%         $   0.95     $   0.82       15.9%
   Discontinued operations                             (0.02)            -                          (0.03)           -
                                                    --------      --------                       --------     --------
   Total                                            $   0.44      $   0.44          0.0%         $   0.92     $   0.82       12.2%
                                                    ========      ========                       ========     ========

Weighted average common shares outstanding (1):
      Basic                                           41,541        38,883          6.8%           40,878       38,234        6.9%
                                                    ========      ========                       ========     ========
      Diluted                                         43,312        41,787          3.6%           42,909       41,556        3.3%
                                                    ========      ========                       ========     ========

(1) All share and per share amounts have been adjusted to reflect a 3-for-2 stock split as of April 15, 2005.

                                                                    9


                                                     ENGINEERED SUPPORT SYSTEMS, INC.
                                                         BUSINESS SEGMENT RESULTS
                                                              (IN THOUSANDS)

                                                      THREE MONTHS ENDED                         SIX MONTHS ENDED
                                                            APRIL 30                                 APRIL 30
                                                    ----------------------                     ---------------------
                                                      2005          2004         % CHANGE        2005          2004        % CHANGE
                                                      ----          ----         --------        ----          ----        --------
                                                          (UNAUDITED)                               (UNAUDITED)


Net Revenues:

   Support Systems                                  $126,691      $130,034         (2.6)%        $246,576     $241,828        2.0%

   Support Services                                  150,100        86,515         73.5%          273,072      175,657       55.5%

   Intersegment Revenues                             (13,023)       (6,413)                       (22,347)     (12,219)
                                                    --------      --------                       --------     --------

      Total                                         $263,768      $210,136         25.5%         $497,301     $405,266       22.7%
                                                    ========      ========                       ========     ========


Operating Income from Continuing Operations:

   Support Systems                                  $ 24,197      $ 28,339        (14.6)%        $ 45,629     $ 47,317       (3.6)%

   Support Services                                    9,080         1,657        448.0%           20,638        8,922      131.3%
                                                    --------      --------                       --------     --------

                                                      33,277        29,996         10.9%           66,267       56,239       17.8%

                                                        (870)         (203)       328.6%             (616)        (847)     (27.3)%
                                                    --------      --------                       --------     --------

Net Interest Expense

Income from Continuing Operations
   before Income Taxes                              $ 32,407      $ 29,793          8.8%         $ 65,651     $ 55,392       18.5%
                                                    ========      ========                       ========     ========


                                               10


                                ENGINEERED SUPPORT SYSTEMS, INC.
                             CONDENSED CONSOLIDATED BALANCE SHEETS
                                         (IN THOUSANDS)

                                                                   APRIL 30          OCTOBER 31
                                                                     2005               2004
                                                                     ----               ----
                                                                 (UNAUDITED)

ASSETS
CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                                     $   27,726           $   33,153
  ACCOUNTS RECEIVABLE                                              156,698              139,191
  CONTRACTS IN PROCESS AND INVENTORIES                              83,794               61,009
  DEFERRED INCOME TAXES                                              6,921                6,921
  OTHER CURRENT ASSETS                                               6,547                2,846
                                                                ----------           ----------
    TOTAL CURRENT ASSETS                                           281,686              243,120

PROPERTY, PLANT AND EQUIPMENT                                       51,861               46,946
GOODWILL                                                           312,275              167,358
ACQUIRED CUSTOMER-RELATED INTANGIBLES                               54,369               38,314
OTHER ASSETS                                                        14,961               15,396
                                                                ----------           ----------
    TOTAL ASSETS                                                $  715,152           $  511,134
                                                                ==========           ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  NOTES PAYABLE                                                 $  116,000           $
  CURRENT MATURITIES OF LONG-TERM DEBT                                 335                  340
  ACCOUNTS PAYABLE                                                  63,748               71,796
  OTHER CURRENT LIABILITIES                                         68,290               58,936
                                                                ----------           ----------
    TOTAL CURRENT LIABILITIES                                      248,373              131,072

LONG-TERM DEBT                                                       1,132                  781
OTHER LIABILITIES                                                   43,065               42,325
SHAREHOLDERS' EQUITY                                               422,582              336,956
                                                                ----------           ----------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $  715,152           $  511,134
                                                                ==========           ==========



FUNDED BACKLOG OF ORDERS                                        $  598,941           $  588,061

OPTIONS ON EXISTING ORDERS                                       1,460,132              849,157
                                                                ----------           ----------
                                                                $2,059,073           $1,437,218
                                                                ==========           ==========



                                *  *  *  *